Exhibit 10.3

ESCO CORPORATION

2010 STOCK INCENTIVE PLAN

1.             Purpose.  The purpose of this 2010 Stock Incentive Plan (the “Plan”) is to enable ESCO Corporation (the “Company”) to attract and retain the services of selected employees, officers and directors of the Company.  For purposes of this Plan, a person is considered to be employed by or in the service of the Company if the person is employed by or in the service of any entity (the “Employer”) that is the Company, a parent or subsidiary of the Company or a corporation, limited liability company, partnership, joint venture or other entity in which the Company has an interest.

2.             Shares Subject to the Plan.  Subject to adjustment as provided below and in Section 10, the shares to be offered under the Plan shall consist of Class A Common Stock of the Company, and the total number of shares of Class A Common Stock that may be issued under the Plan shall be 162,500 shares plus (i) shares that are available under the Company’s 2000 Stock Incentive Plan (the “Prior Plan”) as of the Effective Date of the Plan (as defined in Section 3.1) and (ii) shares subject to outstanding awards under the Prior Plan as of the Effective Date of the Plan if (A) the award is cancelled or terminated or expires after the Effective Date of the Plan without the issuance of the shares subject to the award or (B) shares subject to the award are forfeited to the Company after the Effective Date of the Plan.  Upon:  (i) a payout of an award in the form of cash; (ii) a cancellation, termination, expiration, forfeiture or lapse for any reason (with the exception of the termination of a Stock Appreciation Right (as defined in Section 8) upon exercise of related options, or the termination of a related option upon exercise of the corresponding Stock Appreciation Right) of any award; (iii) payment of the exercise price of an option with previously acquired shares of the Company or by withholding shares which otherwise would be acquired on exercise of the option; or (iv) payment of withholding taxes related to an award with previously acquired shares of the Company or by withholding shares which otherwise would be acquired under the award, the number of shares underlying the award that were not issued, or were previously issued under an award but surrendered or forfeited to the Company, as a result of any of these actions shall again be available for the purposes of awards under the Plan.  In addition, in the case of any award granted in substitution for an award granted by a company or business acquired by the Company or a subsidiary, shares issued or issuable in connection with the substitute award shall not be counted against the number of shares reserved under the Plan, but shall be governed by the Plan by virtue of the Company’s assumption of the plan or arrangement of the acquired company or business.

3.             Effective Date and Duration of Plan.

3.1           Effective Date.  The Plan shall become effective as of February 3, 2010 (the “Effective Date of the Plan”).  No Incentive Stock Option (as defined in Section 5) granted under the Plan shall become exercisable, however, until the Plan is approved by the affirmative vote of the holders of a majority of the shares of Class A and Class B Common Stock voting as a single class represented at a shareholders meeting at which a quorum is present or by means of unanimous consent resolutions, and the exercise of any Incentive Stock Options granted under the Plan before approval shall be conditioned on and subject to that approval.  Subject to this limitation, awards may be made under the Plan at any time after the Effective Date of the Plan and before termination of the Plan.

3.2           Duration.  The Plan shall continue in effect until all shares available for issuance under the Plan have been issued and all restrictions on the shares have lapsed.  The Board of Directors of the Company (“Board of Directors”) may suspend or terminate the Plan at any time except with respect to awards then outstanding or subject to restrictions under the Plan.  Termination shall not affect any outstanding awards or any right of the Company to repurchase shares or the forfeitability of shares issued under the Plan.

4.             Administration.

4.1           Board of Directors.  The Plan shall be administered by the Board of Directors, which shall determine and designate the individuals to whom awards shall be made, the amount of the awards and the other terms and conditions of the awards.  Subject to the provisions of the Plan, the Board of Directors may adopt and amend rules and regulations relating to administration of the Plan, advance the termination of any waiting period, accelerate any exercise date, waive or modify any restriction applicable to shares (except those restrictions imposed by law) and make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Plan.  The interpretation and construction of the provisions of the Plan and related agreements by the Board of Directors shall be final and conclusive.  The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner and to the extent it deems expedient to carry the Plan into effect, and the Board of Directors shall be the sole and final judge of such expediency.

4.2           Committee.  The Board of Directors may delegate to any committee of the Board of Directors (the “Committee”) any or all authority for administration of the Plan.  If authority is delegated to the Committee, all references to the Board of Directors in the Plan shall mean and relate to the Committee, except (i) as otherwise provided by the Board of Directors and (ii) that only the Board of Directors may amend or terminate the Plan as provided in Sections 3 and 11.

5.             Types of Awards, Eligibility, Limitations.  The Board of Directors may, from time to time, take the following actions, separately or in combination, under the Plan:  (i) grant Incentive Stock Options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), as provided in Sections 6.1 and 6.2; (ii) grant options other than Incentive Stock Options (“Non-Statutory Stock Options”) as provided in Sections 6.1 and 6.3; (iii) grant Stock Awards as provided in Section 7; (iv) grant Stock Appreciation Rights as provided in Section 8; and (v) grant Performance-Based Awards as provided in Section 9.  Awards may be made to employees, including employees who are officers or directors, and to other individuals described in Section 1 selected by the Board of Directors; provided, however, that only employees of the Company or any parent or subsidiary of the Company (as defined in subsections 424(e) and 424(f) of the Code) are eligible to receive Incentive Stock Options under the Plan.  The Board of Directors shall select the individuals to whom awards shall be made and shall specify the action taken with respect to each individual to whom an award is made.  At the discretion of the Board of Directors, the Board of Directors may (i) reduce the exercise price of any outstanding options to current fair market value and (ii) give a participant an election to surrender an outstanding award in exchange for cash or the grant of a new award, including surrendering an option with an exercise price above the current market price of the stock in exchange for an option with a lower exercise price, cash or other award.  No employee may be granted options or Stock Appreciation Rights for more than an aggregate of 50,000 shares of Class A Common Stock in any calendar year.

6.             Option Grants.

6.1           General Rules Relating to Options.

6.1-1        Terms of Grant.  The Board of Directors may grant options under the Plan.  With respect to each option grant, the Board of Directors shall determine the number of shares subject to the option, the exercise price, the period of the option, the time or times at which the option may be exercised and whether the option is an Incentive Stock Option or a Non-Statutory Stock Option.

6.1-2        Exercise of Options.  Except as provided in Section 6.1-4 or as determined by the Board of Directors, no option granted under the Plan may be exercised unless at the time of exercise the optionee is employed by or in the service of the Company and shall have been so employed or provided such service continuously since the date the option was granted.  Except as provided in Sections 6.1-4 and 10, options granted under the Plan may be exercised from time to time over the period stated in each option in amounts and at times prescribed by the Board of Directors, provided that options may not be exercised for fractional shares.  Unless otherwise determined by the Board of Directors, if an optionee does not exercise an option in any one year for the full number of shares to which the optionee is entitled in that year, the optionee’s rights shall be cumulative and the optionee may purchase those shares in any subsequent year during the term of the option.

6.1-3        Nontransferability.  Each Incentive Stock Option and, unless otherwise determined by the Board of Directors, each other option granted under the Plan by its terms (i) shall be nonassignable and nontransferable by the optionee, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the optionee’s domicile at the time of death and (ii) during the optionee’s lifetime, shall be exercisable only by the optionee.

6.1-4        Termination of Employment or Service.

6.1-4(a)            General Rule.  Unless otherwise determined by the Board of Directors, if an optionee’s employment or service with the Company terminates for any reason other than because of total disability or death as provided in Sections 6.1-4(b) and (c), his or her option may be exercised at any time before the expiration date of the option or the expiration of 30 days after the date of termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of termination.

6.1-4(b)            Termination Because of Total Disability.  Unless otherwise determined by the Board of Directors, in the event of the termination of employment or service because of total disability, the option may be exercised at any time prior to the expiration date of the option or the expiration of 12 months after the date of termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of termination, provided, however, that if such total disability occurs after either (i) the effective date of a registration statement filed under the Securities Act of 1933, as amended, of an underwritten public offering of the Company’s Class A Common Stock or (ii) the merger of the Company with and into a company the common stock of which is registered under the Securities Exchange Act of 1934, as amended, the option shall immediately vest and be fully exercisable during such 12-month period.  The term “total disability” means a mental or physical impairment which is expected to result in death or which has lasted or is expected to last for a continuous period of 12 months or more and which causes the optionee to be unable, in the opinion of the Company, to perform his or her duties as an employee, director or officer of the Company.  Total disability shall be deemed to have occurred on the first day after the Company has made a determination of total disability.

6.1-4(c)            Termination Because of Death.  Unless otherwise determined by the Board of Directors, in the event of the death of an optionee while employed by or providing service to the Company or a subsidiary, the option may be exercised at any time prior to the expiration date of the option or the expiration of 12 months after the date of death, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of death and only by the person or persons to whom such optionee’s rights under the option shall pass by the optionee’s will or by the laws of descent and distribution of the state or country of domicile at the time of death; provided, however, that if death occurs after either (a) the effective date of a registration statement filed under the Securities Act of 1933, as amended, of an underwritten public offering of the Company’s Class A Common Stock or (b) the merger of the Company with and into a Company the common stock of which is registered under the Securities Exchange Act of 1934, as amended, the option shall immediately vest and be fully exercisable during such 12-month period.

6.1-4(d)            Amendment of Exercise Period Applicable to Termination.  The Board of Directors may at any time extend the 30-day and 12-month exercise periods any length of time not longer than the original expiration date of the option.  The Board of Directors may at any time increase the portion of an option that is exercisable, subject to terms and conditions determined by the Board of Directors.

6.1-4(e)            Failure to Exercise Option.  To the extent that the option of any deceased optionee or any optionee whose employment or service terminates is not exercised within the applicable period, all further rights to purchase shares pursuant to the option shall terminate.

6.1-4(f)             Leave of Absence.  Absence on leave approved by the Employer or on account of illness or disability shall not be deemed a termination or interruption of employment or service.  Unless otherwise determined by the Board of Directors, vesting of options shall continue during a medical, family or military leave of absence, whether paid or unpaid, and vesting of options shall be suspended during any other unpaid leave of absence.

6.1-5        Purchase of Shares.

6.1-5(a)            Notice of Exercise.  Unless the Board of Directors determines otherwise, shares may be acquired pursuant to an option granted under the Plan only upon the Company’s receipt of written notice from the optionee of the optionee’s binding commitment to purchase shares, specifying the number of shares the optionee desires to purchase under the option and the date on which the optionee agrees to complete the transaction, and, if required to comply with the Securities Act of 1933, containing a representation that it is the optionee’s intention to acquire the shares for investment and not with a view to distribution.  In addition, unless the Board of Directors determines otherwise, any shares acquired by the optionee shall be subject to any stock transfer restrictions in the most recently updated agreement then in effect between the Company and holders of the Company’s Class A Common Stock, and the exercise of an option shall not be effective until the optionee has signed and delivered a signature page to such stock transfer restriction agreement.

6.1-5(b)            Payment.  Unless the Board of Directors determines otherwise, on or before the date specified for completion of the purchase of shares pursuant to an option exercise, the optionee must pay the Company the full purchase price of those shares in cash or by check or, with the consent of the Board of Directors, in whole or in part, in Class A Common Stock of the Company valued at fair market value, promissory notes and other forms of consideration.  With the consent of the Board of Directors, an optionee may pay the exercise price, in whole or in part, by instructing the Company to withhold from the shares to be issued upon exercise shares of Class A Common Stock valued at fair market value.  The fair market value of Class A Common Stock provided or withheld in payment of the purchase price shall be determined by the Board of Directors.  If the Class A Common Stock of the Company is not publicly traded on the date the option is exercised, the Board of Directors may consider any valuation methods it deems appropriate and may, but is not required to, obtain one or more independent appraisals of the Company.  If the Class A Common Stock of the Company is publicly traded on the date the option is exercised, the fair market value of Class A Common Stock provided or withheld in payment of the purchase price shall be the closing price of the Class A Common Stock as last reported, or such other reported value of the Class A Common Stock as shall be specified by the Board of Directors.

6.1-5(c)            Tax Withholding.  Each optionee who has exercised an option shall, immediately upon notification of the amount due, if any, pay to the Company in cash or by check amounts necessary to satisfy any federal, state and local tax withholding requirements.  If additional withholding is or becomes required (as a result of exercise of an option or as a result of disposition of shares acquired pursuant to exercise of an option) beyond any amount deposited before delivery of the certificates, the optionee shall pay the additional withholding amount, in cash or by check, to the Company on demand.  If the optionee fails to pay the amount demanded, the Company or the Employer may withhold that amount from other amounts payable to the optionee, including salary, subject to applicable law.  With the consent of the Board of Directors, an optionee may satisfy this obligation, in whole or in part, by instructing the Company to withhold some of the shares to be issued upon exercise or by delivering to the Company other shares of Class A Common Stock; provided, however, that the number of shares so withheld or delivered shall not exceed the minimum amount necessary to satisfy the required withholding obligation.  The fair market value of Class A Common Stock provided or withheld in payment of withholding taxes shall be determined by the Board of Directors.  If the Class A Common Stock of the Company is not publicly traded at the time of the determination of the withholding amount, the Board of Directors may consider any valuation methods it deems appropriate and may, but is not required to, obtain one or more independent appraisals of the

Company.  If the Class A Common Stock of the Company is publicly traded at the time of the determination of the withholding amount, the fair market value of Class A Common Stock provided or withheld in payment of the withholding taxes shall be the closing price of the Class A Common Stock as last reported, or such other reported value of the Class A Common Stock as shall be specified by the Board of Directors.

6.2           Incentive Stock Options.  Incentive Stock Options shall be subject to the following additional terms and conditions:

6.2-1        Limitation on Amount of Grants.  If the aggregate fair market value of stock, determined as of the date the option is granted, for which Incentive Stock Options granted under this Plan (and any other stock incentive plan of the Company or its parent or subsidiary corporations, as defined in subsections 424(e) and 424(f) of the Code) are exercisable for the first time by an employee during any calendar year exceeds $100,000, the portion of the option or options not exceeding $100,000, to the extent of whole shares, will be treated as an Incentive Stock Option and the remaining portion of the option or options will be treated as a Non-Statutory Stock Option.  The preceding sentence will be applied by taking options into account in the order in which they were granted.  If, under the $100,000 limitation, a portion of an option is treated as an Incentive Stock Option and the remaining portion of the option is treated as a Non-Statutory Stock Option, unless the optionee designates otherwise at the time of exercise, the optionee’s exercise of all or a portion of the option will be treated as the exercise of the Incentive Stock Option portion of the option to the full extent permitted under the $100,000 limitation.  If an optionee exercises an option that is treated as in part an Incentive Stock Option and in part a Non-Statutory Stock Option, the Company will designate the portion of the stock acquired pursuant to the exercise of the Incentive Stock Option portion as Incentive Stock Option stock by issuing a separate certificate for that portion of the stock and identifying the certificate as Incentive Stock Option stock in its stock records.

6.2-2        Limitations on Grants to 10 percent Shareholders.  An Incentive Stock Option may be granted under the Plan to an employee possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary (as defined in subsections 424(e) and 424(f) of the Code) only if the option price is at least 110 percent of the fair market value, as described in Section 6.2-4, of the Class A Common Stock subject to the option on the date it is granted and the option by its terms is not exercisable after the expiration of five years from the date it is granted.

6.2-3        Duration of Options.  Subject to Sections 6.1-2, 6.1-4 and 6.2-2, Incentive Stock Options granted under the Plan shall continue in effect for the period fixed by the Board of Directors, except that by its terms no Incentive Stock Option shall be exercisable after the expiration of 10 years from the date it is granted.

6.2-4        Option Price.  The option price per share shall be determined by the Board of Directors at the time of grant.  Except as provided in Section 6.2-2, the option price shall not be less than 100 percent of the fair market value of the Class A Common Stock covered by the Incentive Stock Option at the date the option is granted.  The fair market value shall be determined by the Board of Directors.  If the Class A Common Stock of the Company is not publicly traded on the date the option is granted, the Board of Directors may consider any valuation methods it deems appropriate and may, but is not required to, obtain one or more independent appraisals of the Company.  If the Class A Common Stock of the Company is publicly traded on the date the option is exercised, the fair market value shall be deemed to be the closing price of the Class A Common Stock on the date of grant or if there has been no sale on that date, on the last preceding date on which a sale occurred, or such other value of the Class A Common Stock as shall be specified by the Board of Directors.

6.2-5        Limitation on Time of Grant.  No Incentive Stock Option shall be granted on or after the tenth anniversary of the last action by the Board of Directors adopting the Plan or approving an increase in the number of shares available for issuance under the Plan, which action was subsequently approved within 12 months by the shareholders.

6.2-6        Early Dispositions.  If, within two years after an Incentive Stock Option is granted or within 12 months after an Incentive Stock Option is exercised, the optionee sells or otherwise disposes of Class A Common Stock acquired on exercise of the Option, the optionee shall within 30 days of the sale or disposition notify the Company in writing of (i) the date of the sale or disposition, (ii) the amount realized on the sale or disposition and (iii) the nature of the disposition (e.g., sale, gift, etc.).

6.3           Non-Statutory Stock Options.  Non-Statutory Stock Options shall be subject to the following terms and conditions, in addition to those set forth in Section 6.1 above:

6.3-1        Option Price.  The option price for Non-Statutory Stock Options shall be determined by the Board of Directors at the time of grant.  The option price shall not be less than 100 percent of the fair market value of the Class A Common Stock covered by the Non-Statutory Stock Options at the date the option is granted.  The fair market value shall be determined by the Board of Directors.  If the Class A Common Stock of the Company is not publicly traded on the date the option is granted, the Board of Directors may consider any valuation methods it deems appropriate and may, but is not required to, obtain one or more independent appraisals of the Company.  If the Class A Common Stock of the Company is publicly traded on the date the option is exercised, the fair market value shall be deemed to be the closing price of the Class A Common Stock on the date of grant or if there has been no sale on that date, on the last preceding date on which a sale occurred, or such other value of the Class A Common Stock as shall be specified by the Board of Directors.

6.3-2        Duration of Options.  Non-Statutory Stock Options granted under the Plan shall continue in effect for the period fixed by the Board of Directors.

7.             Stock Awards.  The Board of Directors may issue shares, including restricted stock, or rights to receive shares, including restricted stock units, under the Plan (“Stock Awards”) for any consideration, including promissory notes and services, determined by the Board of Directors.  A restricted stock unit represents the right to receive one share of Class A Common Stock subject to satisfaction of the conditions set forth in the applicable award agreement.  Stock Awards shall be subject to the terms, conditions and restrictions determined by the Board of Directors and set forth in an award agreement.  The terms may include restrictions concerning transferability, repurchase by the Company and forfeiture of the shares issued or awarded, deferral of the date for receipt of any shares and any other terms determined by the Board of Directors.  Unless the Board of Directors determines otherwise, any shares awarded pursuant to a Stock Award shall be subject to any stock transfer restrictions in the most recently updated agreement then in effect between the Company and holders of the Company’s Class A Common Stock, and the recipient of each Stock Award shall be required to sign and deliver a signature page to such stock transfer restriction agreement.  Any certificates representing Stock Awards shall bear any legends required by the Board of Directors or the award agreement.  The Company may require any recipient of a Stock Award to pay to the Company in cash or by check upon demand amounts necessary to satisfy any federal, state or local tax withholding requirements.  If the purchaser fails to pay the amount demanded, the Company or the Employer may withhold that amount from other amounts payable to the purchaser, including salary, subject to applicable law.  With the consent of the Board of Directors, a participant may satisfy this obligation, in whole or in part, by instructing the Company to withhold some of the shares to be issued or by delivering to the Company shares of Class A Common Stock; provided, however, that the number of shares withheld or delivered shall not exceed the minimum amount necessary to satisfy the required withholding obligation.  The fair market value of Class A Common Stock delivered or withheld in payment of withholding taxes shall be determined by the Board of Directors.  If the Class A Common Stock of the Company is not publicly traded at the time of the determination of the withholding amount, the Board of Directors may consider any valuation methods it deems appropriate and may, but is not required to, obtain one or more independent appraisals of the Company.  If the Class A Common Stock of the Company is publicly traded at the time of the determination of the withholding amount, the fair market value of Class A Common Stock provided or withheld in payment of the withholding taxes shall be the closing price of the Class A Common Stock as last reported, or such other reported value of the Class A Common Stock as shall be specified by the Board of Directors.

8.             Stock Appreciation Rights.

8.1           Grant.  Stock appreciation rights (“Stock Appreciation Rights”) may be granted under the Plan by the Board of Directors, subject to such rules, terms, and conditions as the Board of Directors prescribes.

8.2           Exercise.

8.2-1        General.  Each Stock Appreciation Right shall entitle the holder, upon exercise, to receive from the Company in exchange therefor an amount equal in value to the excess of the fair market value on the date of exercise of one share of Class A Common Stock of the Company over its fair market value on the date of grant (or, in the case of a Stock Appreciation Right granted in connection with an option, the excess of the fair market value of one share of Class A Common Stock of the Company over the exercise price per share under the option to which the Stock Appreciation Right relates), multiplied by the number of shares covered by the Stock Appreciation Right or the option, or portion thereof, that is surrendered.  No Stock Appreciation Right shall be exercisable at a time that the amount determined under this subsection is negative.  Payment by the Company upon exercise of a Stock Appreciation Right may be made in Class A Common Stock valued at fair market value, in cash, or partly in Class A Common Stock and partly in cash, all as determined by the Board of Directors.

8.2-2        Time of Exercise.  A Stock Appreciation Right shall be exercisable only at the time or times established by the Board of Directors.  If a Stock Appreciation Right is granted in connection with an option, the following rules shall apply:  (i) the Stock Appreciation Right shall be exercisable only to the extent and on the same conditions that the related option could be exercised; (ii) upon exercise of the Stock Appreciation Right, the option or portion thereof to which the Stock Appreciation Right relates terminates; and (iii) upon exercise of the option, the related Stock Appreciation Right or portion thereof terminates.

8.2-3        Conditions.  The Board of Directors may impose any conditions upon the exercise of a Stock Appreciation Right or from time to time adopt rules affecting the rights of holders of Stock Appreciation Rights.  These rules may govern the right to exercise Stock Appreciation Rights granted prior to adoption or amendment of the rules as well as Stock Appreciation Rights granted thereafter.  In addition, unless the Board of Directors determines otherwise, any shares acquired on exercise of a Stock Appreciation Right shall be subject to any stock transfer restrictions in the most recently updated agreement then in effect between the Company and holders of the Company’s Class A Common Stock, and the exercise of a Stock Appreciation Right shall not be effective until the holder has signed and delivered a signature page to such stock transfer restriction agreement.

8.2-4        Fair Market Value.  For purposes of this Section 8, the fair market value of the Class A Common Stock shall be determined using the methods set forth in Section 6.1-5(b).

8.2-5        Fractional Shares.  No fractional shares shall be issued upon exercise of a Stock Appreciation Right.  In lieu thereof, cash may be paid in an amount equal to the value of the fraction or, if the Board of Directors determines, the number of shares may be rounded downward to the next whole share.

8.2-6        Nontransferability.  Each Stock Appreciation Right granted in connection with an Incentive Stock Option and, unless otherwise determined by the Board of Directors, each other Stock Appreciation Right granted by its terms shall be nonassignable and nontransferable by the holder, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the holder’s domicile at the time of death, and each Stock Appreciation Right by its terms shall be exercisable during the holder’s lifetime only by the holder.

8.2-7        Taxes.  Each participant who has exercised a Stock Appreciation Right shall, upon notification of the amount due, pay to the Company in cash amounts necessary to satisfy any federal, state and local tax withholding requirements.  If the participant fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the participant including salary, subject to applicable law.  With the consent of the Board of Directors a participant may satisfy this obligation, in whole or in part, by having the Company withhold from shares to be issued upon the exercise that number of shares that would satisfy the withholding amount due or by delivering Class A Common Stock to the Company to satisfy the withholding amount.  The fair market value of Class A Common Stock provided or withheld in payment of withholding taxes shall be determined by the Board of Directors.  If the Class A Common Stock of the Company is not publicly traded at the time of the determination of the withholding amount, the Board of Directors may consider any valuation methods it deems appropriate and may, but is not required to, obtain one or more independent appraisals of the Company.  If the Class A Common Stock of the Company is publicly traded at the time of the determination of the withholding amount, the fair market value of Class A Common Stock provided or withheld in payment of the withholding taxes shall be the closing price of the Class A Common Stock as last reported, or such other reported value of the Class A Common Stock as shall be specified by the Board of Directors.

9.             Performance-Based Awards.

9.1           Grant and Performance Goals.  The Board of Directors may grant Performance-Based Awards units consisting of monetary units which may be earned in whole or in part if the Company achieves certain goals established by the Board of Directors over a designated period of time.  The goals established by the Board of Directors may be earnings per share, return on shareholders’ equity, return on invested capital or any other goal established by the Board of Directors.

9.2           Payment of Award.  Payment of a Performance-Based Award earned may be in cash or in Class A Common Stock or in a combination of both, and may be made when earned, or vested and deferred, as the Board of Directors determines.  Deferred awards shall earn interest on the terms and at a rate determined by the Board of Directors.

9.3           Transfer Restrictions.  Unless otherwise determined by the Board of Directors, each Performance-Based Award under the Plan by its terms shall be nonassignable and nontransferable by the holder, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the holder’s domicile at the time of death.  Unless the Board of Directors determines otherwise, any shares issued pursuant to a Performance-Based Award shall be subject to any stock transfer restrictions in the most recently updated agreement then in effect between the Company and holders of the Company’s Class A Common Stock, and the recipient of each Stock Award shall be required to signed and deliver a signature page to such stock transfer restriction agreement.  Any certificates representing stock issued pursuant to Performance Based Awards shall bear any legends required by the Board of Directors, the award agreement or relevant stock transfer restriction agreement.

9.4           Taxes.  Each participant who has been awarded a Performance-Based Award shall, upon notification of the amount due, pay to the Company in cash amounts necessary to satisfy any federal, state and local tax withholding requirements.  If the participant fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the participant, including salary or fees for services, subject to applicable law.  With the consent of the Board of Directors a participant may satisfy this obligation, in whole or in part, by having the Company withhold from shares to be issued that number of shares that would satisfy the withholding amount due or by delivering Class A Common Stock to the Company to satisfy the withholding amount.  The number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued upon payment of an award.  The fair market value of Class A Common Stock provided or withheld in payment of withholding taxes shall be determined by the Board of Directors.  If the Class A Common Stock of the Company is not publicly traded at the time of the determination of the withholding amount, the Board of Directors may consider any valuation methods it deems appropriate and may, but is not required to, obtain one or more independent appraisals of the Company.  If the Class A Common Stock of the Company is publicly traded at the time of the determination of the withholding amount, the fair market value of Class A Common Stock provided or withheld in payment of the withholding taxes shall be the closing price of the

Class A Common Stock as last reported, or such other reported value of the Class A Common Stock as shall be specified by the Board of Directors.

10.           Changes in Capital Structure.

10.1         Stock Splits, Stock Dividends.  If the outstanding Class A Common Stock of the Company is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any stock split, combination of shares, dividend payable in shares, recapitalization or reclassification, appropriate adjustment shall be made in the number and kind of shares available for grants under the Plan and in all other share amounts set forth in the Plan.  In addition, appropriate adjustment shall be made in the number and kind of shares subject to Stock Awards as to which shares have not been issued and as to which outstanding options and Stock Appreciation Rights, or portions thereof then unexercised, shall be exercisable, so that the holder’s proportionate interest before and after the occurrence of the event is maintained.  Notwithstanding the foregoing, the Board of Directors shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Board of Directors.  Any adjustments made by the Board of Directors pursuant to this Section 10.1 shall be conclusive.

10.2         Corporate Transactions.  Upon the occurrence of any of the following (each, a “Transaction”):  (i) a merger, combination, consolidation, or other reorganization, (ii) an exchange of Class A Common Stock or other securities of the Company, (iii) a sale of all or substantially all of the business, stock or assets of the Company, (iv) a dissolution of the Company, or (v) any other event in which the Company does not survive, the Board of Directors may make provision for a cash payment in settlement of, or for the assumption, substitution or exchange of any or all outstanding awards under the Plan, or the cash, securities or property deliverable to the holder of any or all outstanding awards, based upon, to the extent the Board of Directors deems relevant in the circumstances, the distribution or consideration payable to the holders of the Class A Common Stock upon or in respect of such event.  If, in connection with any Transaction, (i) the Board of Directors has not made a provision for the substitution, assumption, exchange or other continuation or settlement of an outstanding award or (ii) an outstanding award would otherwise continue in accordance with its terms, the award shall terminate; provided that the holder of an option or Stock Appreciation Right shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise outstanding vested options and Stock Appreciation Right in accordance with their terms before the termination of such awards (except that in no case shall more than ten days notice of the impending termination be required).  The Board of Directors may adopt valuation methodologies for outstanding awards it deems reasonable in the event of a cash or property settlement and, in the case of options, Stock Appreciation Rights or similar rights, but without limitation or other methodologies, may base the settlement solely on the excess if any of the per share amount payable upon or in respect of the event over the exercise price of the award.  In any Transaction, the Board of Directors may take the action contemplated by this Section 10.2 prior to the consummation of the Transaction to the extent the Board of Directors deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares.  Without limiting the generality of Section 4, any good faith determination by the Board of Directors pursuant to its authority under this Section 10.2 shall be conclusive and binding on all persons.

10.3         Rights Issued by Another Corporation.  The Board of Directors may also grant options, Stock Appreciation Rights, Stock Awards and Performance-Based Awards under the Plan with terms, conditions and provisions that vary from those specified in the Plan, provided that any such awards are granted in substitution for, or in connection with the assumption of, existing options, Stock Appreciation Rights, Stock Awards and Performance-Based Awards or other awards granted, awarded or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a merger, combination consolidation, acquisition or similar corporate transaction.

11.           Amendment of the Plan.  The Board of Directors may at any time modify or amend the Plan in any respect.  Except as provided in Section 10, however, no change in an award already granted shall be made without the written consent of the holder of the award if the change would adversely affect the holder.

12.           Approvals.  The Company’s obligations under the Plan are subject to the approval of state and federal authorities or agencies with jurisdiction in the matter.  The Company will use its best efforts to take steps required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange on which the Company’s shares may be listed, in connection with the grants under the Plan.  The foregoing notwithstanding, the Company shall not be obligated to issue or deliver Class A Common Stock under the Plan if issuance or delivery would violate state or federal securities laws.

13.           Employment and Service Rights.  Nothing in the Plan or any award pursuant to the Plan shall (i) confer upon any employee any right to be continued in the employment of an Employer or interfere in any way with the Employer’s right to terminate the employee’s employment at will at any time, for any reason, with or without cause, or to decrease the employee’s compensation or benefits, or (ii) confer upon any person engaged by an Employer any right to be retained or employed by the Employer or to the continuation, extension, renewal or modification of any compensation, contract or arrangement with or by the Employer.

14.           Rights as a Shareholder.  The recipient of any award under the Plan shall have no rights as a shareholder with respect to any shares of Class A Common Stock until the recipient becomes the holder of record of those shares.  Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date occurs before the date the recipient becomes the holder of record.

Adopted by Board of Directors:  February 3, 2010

Approved by Shareholders:  May 6, 2010